EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-25041 of Rowan Companies, Inc. on Form S-8 of our report dated June 29, 2009 appearing in this Annual Report on Form 11-K of the Rowan Companies, Inc. Savings and Investment Plan as of and for the years ended December 31, 2008 and 2007.
/S/ MCCONNELL & JONES LLP
McConnell & Jones LLP
Houston, Texas
June 29, 2009

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